Exhibit 10.1

LIMITED WAIVER AND SEVENTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT

THIS LIMITED WAIVER AND SEVENTH AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (this “Amendment”) is entered into as of January 10, 2014 by and among GSE ENVIRONMENTAL, INC., a Delaware corporation f/k/a Gundle/SLT Environmental, Inc. (the “Borrower”), the other Persons party hereto that are designated as a “Credit Party” on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE”), as Agent and as a Lender, and the other LENDERS signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, the other Credit Parties, GE, as Agent and as a Lender, and the other Lenders from time to time party thereto are parties to that certain First Lien Credit Agreement dated as of May 27, 2011 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower has requested that Agent and Lenders (i) waive certain potential Events of Default under the Credit Agreement and (ii) amend certain provisions of the Credit Agreement; and

WHEREAS, subject to the satisfaction (or waiver by the Lenders) of the conditions set forth herein, Agent and the Lenders signatory hereto constituting the Required Lenders and Required Revolving Lenders are willing to waive such Events of Default and to amend the Credit Agreement in certain respects, in each case, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. Limited Waiver.  Events of Default (a) may have, or have, occurred and be, or are, continuing pursuant to subsection 7.1(c) of the Credit Agreement with respect to potential violations of (i) Section 6.2 of the Credit Agreement for the periods ended as of September 30, 2013, October 31, 2013, November 30, 2013 and December 31, 2013 and (ii) Section 6.3 of the Credit Agreement for the period ended as of December 31, 2013, in each case, as a result of the Designated Reporting Items and (b) may occur pursuant to subsections 7.1(b) or 7.1(c) due to the Credit Parties’ failure to comply with the financial covenants set forth in Section 6.2 and Section 6.3 of the Credit Agreement as of any date of measurement occurring during the period from the Seventh Amendment Effective Date through and including the Sale Process Completion Date (any and all such Events of Default described in foregoing clauses (a) and (b) above, together with any Event of Default arising from the Borrower’s failure to provide notice of same to the Agent, collectively, the “Designated Potential Defaults”).  Effective as of the date hereof, subject to the satisfaction of the conditions set forth in Section 4 hereof, to the extent constituting Events of Default, Agent and the Lenders signatory hereto, constituting Required Lenders and Required Revolving Lenders, hereby waive the Designated Potential Defaults.

The  waiver contained in this Section 2 is a limited waiver and (i) shall only be relied upon and used for the specific purposes expressly set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (a) any Default or Event of Default (other than the Designated Potential Defaults) or (b) any term or condition of the Credit Agreement and the other Loan Documents (including, but not limited to, the obligations to deliver a Compliance Certificate as required by Section 4.2(b)), (iii) shall not constitute nor be deemed to constitute a consent by the Agent or any Lender to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.

3. Amendments to Credit Agreement.  Upon satisfaction (or waiver by the Lenders) of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

(a) Subsection 1.1(b) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(b) The Revolving Credit.  Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Credit Parties contained herein, each Revolving Lender severally and not jointly agrees to make Loans to the Borrower (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Closing Date through the Final Availability Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitments” (such amount, as the same may be reduced or increased from time to time in accordance with this Agreement (including pursuant to Section 1.12), being referred to herein as such Revolving Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance.  Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b) may be repaid (without premium or penalty except as, and to the extent, set forth in Section 10.4) and reborrowed from time to time.  The “Maximum Revolving Loan Balance” from time to time will equal (i) the Aggregate Revolving Loan Commitment then in effect less (ii) the sum of (I) the aggregate amount of Letter of Credit Obligations plus (II) the aggregate principal amount of outstanding Swing Loans plus (III) the Interest Reserve (after giving effect to any reduction thereof to the extent a requested Revolving Loan shall be utilized to pay interest for which the Interest Reserve has been established).  If at any time the then outstanding principal balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then the Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess.

As of the Seventh Amendment Effective Date, the aggregate outstanding principal amount of Revolving Loans (such outstanding Revolving Loans, the “Seventh Amendment Revolving Loans”) is $18,815,125.99 (as such amount may be reduced by any payments in respect thereof, the “Revolving Loan Cap”) and the aggregate face value of all Letters of Credit (such outstanding Letters of Credit, the “Seventh Amendment LCs”) Issued and outstanding under this Agreement is $1,988,026.03 (as such amount may be reduced by the cancellation or termination of any Letter of Credit Existing as of the Seventh Amendment Effective Date, the “LC Facility Cap”; the LC Facility Cap together with the Revolving Loan Cap are sometimes referred to herein collectively as the “Revolving Facility Cap”), in each case, as set forth on Schedule 1.1(b).  Notwithstanding anything to the contrary set forth in this Section 1.1(b) or anywhere else in the Credit Agreement or any other Loan Document, from and after the Seventh Amendment Effective Date (a) prior to the repayment in full of all revolving loans and other obligations under (including the cash collateralization of all letters of credit issued thereunder) and the termination of, the First Lien Revolving Facility, no further Revolving Loans shall be made or funded or Letters of Credit Issued hereunder (provided, Revolving Loans may be funded solely to pay any L/C Reimbursement Obligations that may arise in respect of Seventh Amendment LCs, whereupon the Revolving Loan Cap shall be deemed to have increased, and the LC Facility Cap reduced, by such amount) and (b) until the Required Leverage Date shall occur, no (i) Letters of Credit shall be Issued if, after giving effect to such Issuance, the aggregate face amount of all Issued and outstanding Letters of Credit shall exceed the LC Facility Cap, (ii) Revolving Loans shall be made or funded if, after giving effect to such making or funding, the aggregate outstanding principal amount of Revolving Loans shall exceed the Revolving Loan Cap (except in respect of Revolving Loans funded solely to pay L/C Reimbursement Obligation arising in respect of a Letter of Credit Issued in accordance herewith, whereupon the Revolving Loan Cap shall be deemed to have increased, and the LC Facility Cap reduced, by such amount) and (iii) Revolving Loans shall be made or funded and no Letters of Credit shall be Issued if, after giving effect to such making, funding or Issuance, the sum of (y) aggregate outstanding principal amount of Revolving Loans and (z) all Issued and outstanding Letters of Credit, shall exceed the Revolving Facility Cap.”

(b) Section 1.8 of the Credit Agreement is hereby amended by deleting each reference to “three hundred sixty-five (365)” set forth in subsection (c) thereof and substituting “ninety (90)” therefor.

(c) Section 4.2 of the Credit Agreement is hereby amended by deleting clause (g) thereof in its entirety and substituting the following therefor:

“(g) promptly, such additional business, financial, corporate affairs and other information with regards to Holdings and its Subsidiaries (excluding confidential information that is subject to a binding confidentiality agreement with a third party that is neither an Affiliate of Holdings nor a Secured Party, in its capacity as such, and which is in effect as of the Seventh Amendment Effective Date) as Agent may from time to time request on its own behalf or on behalf of the request of any Lender;”

(d) Section 4.2 of the Credit Agreement is hereby further amended by (i) deleting clause (h) thereof and substituting “[Intentionally Omitted];” therefor and (ii) adding the following language as new clauses (i) and (j) thereto in appropriate alphabetical order:

“(i)  all of the following documents, agreements, reports and other information:

(1) on or before the Seventh Amendment Effective Date:

(i) the engagement agreement with respect to the retention of (y) Moelis & Company (“Moelis”) by the Borrower with respect to the Junior Capital (such term used in this Section 4.2(i) as defined in this Agreement immediately prior to the Seventh Amendment Effective Date) and (z) the Investment Banker (defined below) with respect to the sale process described in Section 4.19;

(ii) all marketing materials prepared by Moelis on behalf of the Borrower with respect to the process to obtain the Junior Capital;

(iii) all reports regarding quality of earnings and cost savings initiatives of the Credit Parties, in each case, prepared by Alvarez & Marsal on behalf of the Credit Parties after January 1, 2013 and on or before the Seventh Amendment Effective Date; and

(iv) the liquidity projections prepared by the Credit Parties, for both global and North American operations, through the second fiscal quarter of 2014, including detail on assumptions (including, but not limited to, any potential change in continuing trade credit and any costs and expenses associated with the implementation of cost savings initiatives) used to build such projections;

(2) a report setting forth in reasonable detail the Credit Parties’ current order backlog and estimated pipeline, with project level details, as of the last day of the calendar month, delivered no later than 15th day of the following month;

(3) promptly upon receipt by any Credit Party or Subsidiary of a Credit Party, any of the following:

(i) any supplement, amendment, update, replacement, modification or superseding document in respect of any of the items described in foregoing clauses (1) or (2); and

(ii) all reports prepared by Alvarez & Marsal on behalf of the Credit Parties following the Seventh Amendment Effective Date;

(4) any other information (excluding confidential information that is subject to a binding confidentiality agreement with a third party that is neither an Affiliate of Holdings nor a Secured Party, in its capacity as such, and which is in effect as of the Seventh Amendment Effective Date) related to the sale process described in Section 4.19 promptly upon request by the Agent;

(5)  on or prior to January 17, 2014;

(i) the Credit Parties’ revised and updated long-term business plans, including financial projections, prepared in connection with the process to obtain the Junior Capital or the sale process described in Section 4.17 or otherwise presented to the Borrower’s board of directors;

(ii) identification and detail on of the amount available to the Credit Parties for North American operations to obtain cash from foreign sources over the liquidity projection time period; and

(j) to the extent required to be delivered thereunder, copies of the forecasts, budgets, reports and other items to be delivered to the First Lien Revolving Agent and the lenders under the First Lien Revolving Facility pursuant to Sections 4.2(j), 4.14 and 4.15 of the First Lien Revolving Credit Agreement promptly following delivery thereof to the First Lien Revolving Agent and such lenders.”

(e) Section 4.9 of the Credit Agreement is hereby amended by adding the following language as new clause (c) thereto in appropriate alphabetical order:

“(c) On Wednesday of each week, the Borrower and Alvarez & Marsal shall hold a conference call with the Agent and its counsel and Lenders to discuss current liquidity levels and the most recently delivered Variance Report (as defined in the First Lien Revolving Credit Agreement).”

(f) Section 4.19 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“4.19  Sale Process.  (a) The Credit Parties shall (i) pursue a sale of all or substantially all of the assets of the Credit Parties or all of the outstanding Stock of Holdings or the Borrower, in either case, and use the proceeds thereof to indefeasibly repay all of the Obligations (other than contingent indemnification Obligations for which no unsatisfied claim giving rise thereto has been asserted) together with all indebtedness, fees, liabilities and other obligations (other than contingent indemnification obligations for which no unsatisfied claim giving rise thereto has been asserted) under the First Lien Revolving Facility, in full in cash and the cash collateralization of all letters of credit issued thereunder at the closing thereof and without subjecting Agent or any Lender to any liability or obligation, which sale transaction shall be consummated on or prior to the Sale Process Completion Date (as defined below) (an “Acceptable Sale”), (ii) promptly deliver all marketing materials once prepared by Moelis in its capacity as the investment banker engaged in connection with the sale process described in this Section 4.19 (in such capacity, the “Investment Banker”) on behalf of the Credit Parties with respect to such sale process and (iii) achieve each of the following interim milestones for consummating an Acceptable Sale:

(v) the Credit Parties shall distribute a final confidential information memorandum to prospective buyers no later than January 17, 2014;

(w) the Credit Parties shall cause prospective buyers to submit indications of interest in respect of a transaction and provide full and complete copies thereof to Agent and the Lenders, in each case, no later than February 7, 2014;

(x) the Credit Parties shall cause prospective buyers to submit letters of intent in respect of a transaction that would constitute an Acceptable Sale or another sale transaction agreed to by Required Lenders and shall provide full and complete copies thereof to Agent and the Lenders, in each case, no later than February 21, 2014;

(y) the board of directors of the Credit Parties shall accept and approve a letter of intent providing for the consummation of an Acceptable Sale or another sale transaction agreed to by Required Lenders, in each case, no later than March 7, 2014; and

(z) the Credit Parties shall consummate an Acceptable Sale no later than March 30, 2014 (the “Sale Process Completion Date”);

provided, the Agent shall be permitted, in its sole discretion, to extend or defer each of the foregoing individual milestone dates by up to five (5) Business Days.

 (b) The Credit Parties shall direct the Investment Banker and the Credit Parties’ senior management and professionals, including Alvarez & Marsal to the extent actively engaged by the Credit Parties, in each case, to meet, separately or collectively, as the Agent may so desire, including telephonic meetings, at such reasonable times during normal business hours and as often as may be reasonably requested by the Agent, with the Agent or the Agent and the Lenders and their respective representatives collectively as a group, and in any event not less frequently than once a week, to answer questions, to provide updates and to deliver such materials (including any and all written materials and data room access) relating to the sale process described in this Section 4.19, any proposed sale transaction or any indication of interest or other proposal or offer from any prospective buyer or prospective lender, as well as the status of the Credit Parties’ cost-savings initiatives, and/or the financial condition or the actual or projected financial or operating results of the Credit Parties’ businesses or financial operations, in each case, promptly upon request by the Agent.  The Credit Parties acknowledge and agree that the foregoing covenants and agreements are in addition to, and not in substitution for, the terms and provisions set forth in Section 4.9.”

(g) Article IV of the Credit Agreement is hereby amended by adding the following new Section 4.20 thereto in appropriate numerical order:

“Section 4.20  Retention of CRO by Holdings.  Within five (5) Business days of a written request by Agent, or at the direction of Required Lenders, following the occurrence of an Event of Default with respect to any of subsections 4.19(w), (x), (y) or

(z), Holdings shall retain and continue to retain a chief restructuring officer (the “CRO”) reasonably acceptable to Agent, on terms and conditions reasonably acceptable to Agent, which terms and conditions shall include retention of such CRO as an officer of Holdings, with direct reporting to Holdings’ board of directors and direct availability thereto by the Agent and the Lenders.”

(h) Section 5.5 of the Credit Agreement is hereby further amended by deleting clause (d) thereof in its entirety and substituting the following therefor:

“(d) Indebtedness consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h) and Permitted Refinancings thereof in an amount not to exceed the lesser of (y) $6,000,000 and (z) the aggregate principal amount thereof outstanding as of the Seventh Amendment Effective Date; provided, in no event shall Borrower and its Domestic Subsidiaries incur any Indebtedness of the type described in the foregoing provisions of this clause (d) in an aggregate amount in excess of the lesser of (y) $3,000,000 and (z) such Indebtedness of such Persons outstanding as of the Seventh Amendment Effective Date.”

(i) Section 5.5 of the Credit Agreement is hereby further amended by deleting clause (q) thereof in its entirety and substituting “(q)  Reserved; and” therefor.

(j) Section 5.5 of the Credit Agreement is hereby further amended by deleting clause (r) thereof in its entirety and substituting the following therefor:

“(r) secured Indebtedness under the First Lien Revolving Facility in an aggregate principal amount not to exceed $15,000,000.”

(k) Section 5.6 of the Credit Agreement is hereby further amended by deleting clauses (f) and (g) thereof in their entirety and substituting “(f)  Reserved;” and “(g) Reserved;”, respectively, therefor.

(l) Section 7.1 of the Credit Agreement is hereby amended by deleting subsection (c) thereof in its entirety and substituting the following therefor:

“(c) Specific Defaults. Any Credit Party fails to (i) perform or observe any term, covenant or agreement contained in any of subsection 4.2(i), subsection 4.2(j), subsection 4.3(a), subsection 4.4(a) (in respect of Holdings or the Borrower), Section 4.10, Section 4.17, Section 4.19, Section 4.20, Article V or Article VI or (ii) deliver any of the financial statements, certificates and other information required to be delivered pursuant to Section 4.1 or subsection 4.2(a), 4.2(b) or 4.2(g) within five (5) Business Days following the stated delivery date therefor; or”

(m) Section 7.1 of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety.

(n) Section 7.5 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting “[Reserved]” therefor.

(o) Section 9.10 of the Credit Agreement is hereby amended by deleting subsection (b) thereof in its entirety and substituting the following therefor:

“(b) Confidential Information.  Each Lender, each L/C Issuer and Agent agrees to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated by any Credit Party as confidential (and use only with respect to obligations under the Loan Documents), except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, or to any Person that any L/C Issuer causes to issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.10 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, on a non-confidential basis from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority (and, in any such case, the Person disclosing such information shall use commercially reasonable efforts to promptly notify the Borrower prior to any disclosure, to the extent same would not be prohibited by applicable law or order), (v) to the extent necessary or customary for inclusion in league table measurements (but limited to only such customary information as required for such league tables), (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees, other than any Person on the List of Indentified Disqualified Financial Institutions, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Secured Rate Contracts and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.10 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons.  Without limiting any of the foregoing, each Lender, each L/C Issuer and Agent hereby acknowledge and agree that all confidential information provided to such Person pursuant to the Credit Agreement, including, but not limited to, all information regarding the sale process described in Section 4.19 or delivered pursuant to the requirements of Section

4.2(i) or Section 4.19 (such information, specifically excluding the regular and recurring financial information and other notices and reports required to be provided pursuant to Section 4.1, Section 4.2 (excluding subsection 4.2(i)) and Section 4.3, the “Sale Process Information”) is provided to such Person solely in such Person’s capacity as a Lender, L/C Issuer or Agent, as applicable and shall not be used by such Person or any of such Person’s Affiliates for any other purpose.  In no event shall any Lender, L/C Issuer or Agent who intends, or who has Affiliates who intend to participate in the sale process described in Section 4.19 as a bidder or potential bidder, receive, or be authorized to receive, any Sale Process Information without establishing appropriate internal information sharing restrictions acceptable to Agent.  To the extent any such Person subsequently participates, or has an Affiliate who subsequently participates, in such sale process as a bidder or potential bidder, without having established said restrictions, no Sale Process Information previously delivered to such Person or such Affiliate shall be used, and each Lender, L/C issuer and Agent hereby covenants and agrees not to use Sale Process Information, in connection with such Person’s or such Affiliates participation in the sale process, and shall promptly return to the Agent or destroy all such information, including all copies, reproductions or other duplicates thereof, whether hardcopy or electronic form.  In the event of any conflict between the terms of this Section 9.10 and those of any other Contractual Obligation entered into with any Credit Party (whether or not a Loan Document), the terms of this Section 9.10 shall govern.”

(p) Section 11.1 of the Credit Agreement is hereby amended by deleting the definitions of “Aggregate Revolving Loan Commitment,” “Applicable Margin” and “Consolidated EBITDA” set forth therein in its entirety and substituting the following language therefor:

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall, as of the Seventh Amendment Effective Date, be in the amount of $20,803,152.02, as such amount may be reduced or increased from time to time pursuant to this Agreement.

“Applicable Margin” means:

(a) with respect to Revolving Loans and Swing Loans:  (x) if a Base Rate Loan, six and one-half percent (6.50%) per annum and (y) if a LIBOR Rate Loan, seven and one-half percent (7.50%) per annum (as such percentages may be increased as, and to the extent, necessary to comply with Section 1.12);

(b) with respect to Initial Term Loans:  (x) if a Base Rate Loan, six and one-half percent (6.50%) per annum and (y) if a LIBOR Rate Loan, seven and one-half percent (7.50%) per annum (as such percentages may be increased as, and to the extent, necessary to comply with Section 1.12);

(c) with respect to Incremental Term Loans of any Tranche, that percentage per annum for Base Rate Loans and LIBOR Loans of such Tranche as specified pursuant to Section 1.12; and

(d) with respect to any Tranche of Extended Term Loans or Extended Revolving Loans, that percentage per annum for Base Rate Loans and LIBOR Loans for such Tranche as set forth in the relevant Extension Offer.

Notwithstanding anything to the contrary set forth above or elsewhere in this Agreement, each of the interest rate margins set forth in clauses (a) and (b) above shall, without any further action of, consent by or notice to Agent, any Lender, any Credit Party or any other Person, automatically increase by (i) 50 basis points effective as of November 1, 2013 and (ii) an additional 50 basis points for each subsequent period of three consecutive months, such increase being effective as of the first day immediately succeeding the last day of each such three month period (the increases to the Applicable Margin described in foregoing clauses (i) and (ii) being referred to herein as the “Pricing Increases”).

           “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by (A) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) of Holdings and its Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income and foreign withholding taxes for Holdings and its Subsidiaries determined on a consolidated basis for such period, (iii) all depreciation and amortization expense of Holdings and its Subsidiaries determined on a consolidated basis for such period, (iv) the amount of all Transaction Expenses for such period that are approved by the Arrangers, (v) the amount of all non-cash deferred compensation expense of Holdings and its Subsidiaries determined on a consolidated basis for such period resulting from the issuance of Stock or Stock Equivalents to former or current directors, officers or employees of Holdings or any Subsidiary of Holdings, or the exercise of such Stock Equivalents, (vi) the amount of all non-cash charges of Holdings and its Subsidiaries relating to the impairment or write-down of fixed assets, intangible assets (other than Accounts) or goodwill for such period, excluding any non-cash charge that is an expense, loss, charge or accrual of a reserve for or in respect of a cash expenditure or payment to be made, or anticipated to be made, in a future period, (vii) the amount of all other non-cash charges of Holdings and its Subsidiaries determined on a consolidated basis for such period, excluding any non-cash charge (y) that is an expense, loss, charge or accrual of a reserve for or in respect of a cash expenditure or payment to be made, or anticipated to be made, in a future period or (z) relating to a write-down, write off or reserve with respect to Accounts and inventory, (viii) reserved, (ix) any losses from sales of assets for such period other than inventory sold in the Ordinary Course of Business, (x) any extraordinary cash losses for such period, (xi) currency translation non-cash losses for such period related to currency remeasurements (including any loss resulting from Rate Contracts for currency exchange risk), (xii) any unrealized non-cash losses for such period in connection with any hedging agreements, (xiii) [reserved], (xiv) reserved, (xv) any fees and expenses incurred for such period in connection with the initial public offering of voting common Stock of Holdings (including fees and expenses incurred in connection with an unconsummated initial public offering of such Stock), including, without limitation, fees and expenses incurred in connection with the Second Amendment and the termination fee with respect to the Management Agreement paid in accordance with the Second Amendment, (xvi) costs and expenses actually incurred and paid in cash by Holdings or any Subsidiary of Holdings in connection with the restructuring efforts of Holdings and its Subsidiaries commenced during Fiscal Year 2013, together with severance expenses, in an aggregate amount for all such costs and expenses described in this clause (xvi) not to exceed (y) $4,500,000 during Fiscal Year 2013 and (z) $500,000 during Fiscal Year 2014, and (xvii) fees and expenses paid to Agent and/or the Lenders and legal expenses paid by the Borrower, in each case, pursuant to or in connection with the Sixth Amendment and, to the extent paid by the Borrower, the consulting fees and related expenses pursuant to the Consulting Agreement (as defined in the Sixth Amendment), and (B) subtracting therefrom (to the extent not otherwise deducted in determining Consolidated Net Income for such period) the amount of (i) all cash payments and cash charges made during such period relating to any non-cash charges taken in a previous period pursuant to preceding clauses (A)(vi) or (A)(vii), (ii) any gains from sales of assets for such period other than inventory sold in the Ordinary Course of Business, (iii) any extraordinary cash gains for such period, (iv) any non-cash income or gains for such period (including any non-cash from the cancellation of Indebtedness), (v) currency translation gains for such period related to currency remeasurements (including any net gain resulting from Rate Contracts for currency exchange risk), (vi) any unrealized gains for such period in connection with any hedging agreements and (vii) solely for purposes of calculating the Interest Coverage Ratio for such period, all cash interest income for such period. For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein. Notwithstanding anything to the contrary contained above, for purposes of determining Consolidated EBITDA for any Test Period which ends prior to the first anniversary of the Closing Date, Consolidated EBITDA for all portions of such period occurring prior to the Closing Date shall be calculated in accordance with the definition of Test Period contained herein.

(q) Section 11.1 of the Credit Agreement is hereby further amended by adding the following new definitions thereto in appropriate alphabetical order:

“Acceptable Sale” shall have the meaning ascribed thereto in Section 4.19(a)(i).

“CRO” shall have the meaning ascribed thereto in Section 4.20.

“Designated Reporting Items” means the “Designated Reporting Items” as defined in that certain Notice of Reservation of Rights Letter dated as of November 25, 2013 delivered by Agent to the Borrower, including reporting with respect to same for the periods ending September 30, 2013, October 31, 2013 and November 30, 2013.

“First Lien Revolving Agent” means General Electric Capital Corporation, in its capacity as “Agent” under the First Lien Revolving Facility, together with its successors and assigns.

“First Lien Revolving Credit Agreement” means that certain First Lien Revolving Credit Agreement dated as of January 10, 2014 by and among the Borrower, the other Credit Parties party thereto, First Lien Revolving Agent and the financial institutions from time to time party thereto as lenders or letter of credit issuers thereunder

“First Lien Revolving Facility” means the revolving credit facility evidenced by the First Lien Revolving Credit Agreement.

“First Lien Revolving Facility Intercreditor Agreement” means that certain Intercreditor Agreement dated as of January 10, 2014 by and among First Lien Revolving Agent and Agent and acknowledged by the Credit Parties.

“Interest Reserve” means a reserve against the Aggregate Revolving Loan Commitment that may from time to time be established by the Agent, in its sole discretion, on the first day of each month in an amount equal to the aggregate amount of interest in respect of the Loans accrued, or to be accrued, in respect of such month, but, in any event, not to exceed $1,750,000, as such reserve may be reduced during any such month by the amount of Revolving Loans, if any, funded specifically for the purpose of paying the interest for which such reserve was established; provided, such reserve shall not be implemented while the First Lien Revolving Facility shall be in effect.

“Investment Banker” shall have the meaning ascribed thereto in Section 4.19(a)(ii)(u).

“Moelis” shall have the meaning ascribed thereto in Section 4.2(i)(i).

“Seventh Amendment” means that certain Limited Waiver and Seventh Amendment to First Lien Credit Agreement dated as of the Seventh Amendment Effective Date by and among Borrower, the other Credit Parties, Agent and the Lenders party thereto.

“Seventh Amendment Effective Date” means January 10, 2014.

(r) The Credit Agreement and the other Loan Documents hereby amended by deleting (i) the definition of “Permitted Acquisition” set forth in Section 11.1 of the Credit Agreement and (ii) all references to such term appearing elsewhere in the Credit Agreement and in any other Loan Documents (and the relevant provisions thereof adjusted accordingly to give effect thereto), such that the Borrower shall have no right to consummate any further Permitted Acquisitions from and after the Seventh Amendment Effective Date.

(s) Schedule 1.1(b) of the Credit Agreement maintained by the Agent is hereby amended to reflect the reduction in the Aggregate Revolving Loan Commitment effectuated hereby and that the Revolving Loan Commitment of each Revolving Lender shall equal the sum of such Lender’s pro rata share of all outstanding Revolving Loans and Letter of Credit Obligations.

4. Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent:

(a) the execution and delivery to Agent of this Amendment by each Credit Party, Agent, Required Lenders and Required Revolving Lenders;

(b) the payment by Borrower to Agent of a fully-earned, non-refundable amendment fee for the ratable benefit of each applicable Lender that has delivered and released to Agent its executed signature page to this letter agreement by no later than 9:00 a.m. CST on January 10, 2014 (each such Lender, a “Consenting Lender”), equal to 0.50% of the sum of (y) the aggregate Revolving Loan Commitments of all Consenting Lenders and (z) the outstanding principal amount of the Initial Term Loan held by Consenting Lenders, in each case, as of the date hereof;

(c) the First Lien Revolving Facility shall have been consummated and the Borrower shall have obtained the benefits thereof and Agent shall have received copies of the principal documentation evidencing such facility, in each case, duly executed by all of the parties thereto;

(d) after giving effect to this Amendment and the waiver contained herein, the truth and accuracy in all material respects of the representations and warranties contained in Section 5 hereof; and

(e) no Default or Event of Default (other than the Designated Potential Defaults) shall have occurred and be continuing or arise as a direct result of the effectiveness of this Amendment.

5. Representations and Warranties.   Each Credit Party hereby represents and warrants to Agent and each Lender as follows:

(a) the representations and warranties made by such Credit Party contained in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

(b) such Credit Party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

(c) such Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment and the Credit Agreement, as amended hereby;

(d) the execution, delivery and performance by such Credit Party of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action;

(e) this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Person in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(f) the execution, delivery and performance by each of the Credit Parties of this Amendment have been duly authorized by all necessary action, and do not and will not: (a) contravene the terms of any of that Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any material order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (c) violate any material Requirement of Law in any material respect; and

(g) no Default or Event of Default (other than the Designated Potential Defaults) exists or shall arise as a direct result of the effectiveness of this Amendment.

6. No Modification.  Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended, waived or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby.

7. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

8. Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent.

9. Further Assurance.  Borrower hereby agrees from time to time, as and when requested by the Agent or Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement and the Loan Documents.

10. Governing Law and Jurisdiction.

(a) Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) (without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law)).

(b) Submission to Jurisdiction.  Any legal action or proceeding with respect to this Amendment shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Amendment, each Credit Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process.  Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such Person specified in the Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein).  Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non-Exclusive Jurisdiction.  Nothing contained in this Section 10 shall affect the right of Agent to serve process in any other manner permitted by applicable

Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

(e) Waiver of Jury Trial.  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS

(f) AMENDMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

11. Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

12. Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.  Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.  In addition, the Credit Parties hereby acknowledge and agree that (x) pursuant to that certain Consulting Services Agreement dated as of July 2, 2013 (as the same may be amended, supplemented or otherwise modified from time to time, the “Consulting Agreement”) by and among, inter alia, Agent and Richter Consulting, Inc. (“Consultant”), Agent has engaged Consultant to assist Agent and the Lenders in evaluating, among other things, the current and projected financial performance of the Credit Parties, (y) the Credit Parties shall cooperate in good faith with (1) Consultant in connection with the performance by Consultant of its engagement pursuant to the Consulting Agreement or any other consulting arrangement for which Consultant may be engaged by Agent in connection with the Credit Agreement and (2) such other consultant or advisor as may be engaged by Agent in connection with the Credit Agreement and shall provide Consultant or any such other consultant or advisor access to the Credit Parties’ senior management and professionals and (z) all expenses incurred by Agent in connection with any of the foregoing shall constitute Obligations and shall be paid by the Credit Parties (or the Credit Parties shall reimburse Agent therefor) within five (5)

Business Days after demand by Agent (and notwithstanding the waiver set forth in Section 2 hereof).

13. Release of Claims.  In consideration of the Lenders’ and the Agent’s agreements contained in this Amendment, each Credit Party hereby irrevocably releases and forever discharge the Lenders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Party ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

GSE ENVIRONMENTAL, INC.

By:	/s/ Daniel C. Storey
Name:	Daniel C. Storey
Title:	Senior Vice President and CFO

CREDIT PARTIES:

GSE HOLDING, INC.

By:	/s/ Daniel C. Storey
Name:	Daniel C. Storey
Title:	Senior Vice President and CFO

GSE ENVIRONMENTAL, LLC

By:	/s/ Daniel C. Storey
Name:	Daniel C. Storey
Title:	Senior Vice President and CFO

SYNTEC LLC

By GSE Environmental, LLC, its Sole Member

By:	/s/ Daniel C. Storey
Name:	Daniel C. Storey
Title:	Senior Vice President and CFO

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and as a Lender

By:           /s/ Brad Kimme
Name:      Brad Kimme
Title:        Duly Authorized Signatory

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

AGENT AND LENDERS:

GE CAPITAL BANK, as a Lender

By:           /s/ Woodrow Broadesr
Name:      Woodrow Broaders
Title:        Duly Authorized Signatory

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

MUBADALA GE CAPITAL LTD., as a Lender

By:           /s/ Pierre Abinakle
Name:      Pierre Abinakle
Title:        Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

ING CAPITAL LL,C  as a Lender

By:           /s/ Andrew C. Sepe
Name:      Andrew C. Sepe
Title:        Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

FIFTH STREET FUNDING II, LLC, as a Lender

By:           /s/ Ivelin M. Dimitrov
Name:      Iveline M. Dimitrov
Title:        Chief Investment Officer

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

Black Diamond CLO 2005-1 LTD.

By:  Black Diamond CLO 2005-1 Adviser, L.L.C.,
As Its Collateral Manager, as a Lender

By:           /s/ Stephen H. Deckoff
Name:      Stephen H. Deckoff
Title:        Managing Principal

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

GSC Group CDO Fund VIII, Limited

By:  GSC Acquisition Holdings, L.L.C., as its Collateral Manager
By: GSC MANAGER, LLC, in its capacity as Manager
By: BLACK DIAMOND CPAITAL MANAGEMENT, L.L.C., in its capacity as Member, as a Lender

By:           /s/ Stephen H. Deckoff
Name:      Stephen H. Deckoff
Title:        Managing Principal

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

GSC Partners CDO Fund VII, Limited

By:  GSC Acquisition Holdings, L.L.C., as its Collateral Manager
By: GSC MANAGER, LLC, in its capacity as Manager
By: BLACK DIAMOND CAPITAL MANAGEMENT, L.L.C., in its capacity as Member, as a Lender

By:           /s/ Stephen H. Deckoff
Name:      Stephen H. Deckoff
Title:        Managing Principal

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

Black Diamond CLO 2005-2 LTD

Black Diamond CLO 2005-2 Adviser, L.L.C., as its Collateral Manager, as a Lender

By:           /s/ Stephen H. Deckoff
Name:      Stephen H. Deckoff
Title:        Managing Principal

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

Black Diamond CLO 2006-1 (CAYMAN) LTD

Black Diamond CLO 2006-1 Adviser, L.L.C., as its Collateral Manager, as a Lender

By:           /s/ Stephen H. Deckoff
Name:      Stephen H. Deckoff
Title:        Managing Principal

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

SUNS SPV LLC, as a Lender

By:           /s/ Bruce Spohler
Name:      Bruce Spohler
Title:        Chief Operating Officer

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

Cetus Capital II LLC, as a Lender

By:           /s/ Richard Maybaum
Name:      Richard Maybaum
Title:        Managing Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

SG Distressed Fund, LP, as a Lender

By:           /s/ Richard Maybaum
Name:      Richard Maybaum
Title:        Managing Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

Littlejohn Opportunities Master Fund LP, as a Lender

By:           /s/ Richard Maybaum
Name:      Richard Maybaum
Title:        Managing Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

Harleysville Life Insurance Company, as a Lender

By:           /s/ Ronald R. Serpico
Name:      Ronald R. Serpico
Title:        Authorized Signatory

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

Nationwide Mutual Insurance Company, as a Lender

By:           /s/ Ronald R. Serpico
Name:      Ronald R. Serpico
Title:        Authorized Signatory

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

JEFFERIES FINANCE LLC, as a Lender

By:           /s/ Paul J. Loomis
Name:      Paul J. Loomis
Title:        Managing Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

JFIN CLO 2012 LTD, as a Lender
By: Jefferies Finance, LLC, as Portfolio Manager

By:           /s/ Paul McDonnell
Name:      Paul McDonnell
Title:        Managing Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

JFIN CLO 2013 LTD, as a Lender
By: Jefferies Finance, LLC, as Portfolio Manager

By:           /s/ Paul McDonnell
Name:      Paul McDonnell
Title:        Managing Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

Wells Fargo Principal Lending, LLC, as a Lender

By:            /s/ Jeff Nikora
Name:      Jeff Nikora
Title:        Executive Vice President